UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	May 10, 2005

NATIONSRENT COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-114115 (Commission File Number)	14-1875911 (IRS Employer ID Number)

450 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, FL	33301

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(954) 760-6550

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

          On May 10, 2005, the Compensation Committee of the Board of Directors (the "Committee") approved the terms of the 2005 incentive compensation plan (the "Plan") of NationsRent Companies, Inc. (the "Company"). The Plan covers all officers and managers of the Company and is intended to create a culture that rewards eligible participants for their contributions to the Company's success and fosters teamwork among working units.

          Under the Plan, awards will be based upon the achievement of established financial goals (on a Company and/or reporting unit level) as well as other business objectives. Pursuant to the Plan, in determining awards for 2005, the following financial criteria will be used in evaluating the performance of the Chief Executive Officer and other corporate officers, with the relative weights allocated to each category:

•	growth in cash flow (as defined) (60%),

•	growth in return on investment (as defined) (20%), and

•	growth in gross profit from sales of new equipment, merchandise, parts and service (20%).

          For all other officers and managers of the Company, the following financial criteria will be used in evaluating performance, with the relative weights allocated to each category:

•	growth in cash flow (as defined) at their working unit (40%),

•	growth in cash flow (as defined) at their reporting unit (20%),

•	growth in return on investment (as defined) (20%), and

•	growth in gross profit from sales of new equipment, merchandise parts and service (20%).

          In addition, for officers 70% of any award will be based on the financial criteria described above and 30% will be based on the achievement of established individual performance goals that are critical to the long-term success of the Company. In addition, safety performance will have a multiplier effect on all awards.

          Awards under the Plan will be paid in cash and will be based on a target incentive expressed as a percentage of a participant's base salary, which ranges from 5% to 50% based on position. Participants may receive 100% of the target award if they achieve each of the performance measures established for such participant. However, actual awards can range from zero to a maximum of two times the target incentive. In order to receive an award, a participant must be an employee in good standing with the Company on the date of payment.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSRENT COMPANIES, INC. By: /s/ Thomas J. Hoyer Name: Thomas J. Hoyer Title: Executive Vice President and Chief Financial Officer

Dated: May 16, 2005